EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2, Amendment No. 1, File No. 333-127815, and related Prospectus of CompuPrint, Inc. for the registration of shares of Common Stock, and to the incorporation therein of our report dated July 20, 2005 with respect to the consolidated financial statements of Terra Insight Corporation for the period ended April 30, 2005, filed with the Securities and Exchange Commission.

                                   /s/ Rosen Seymour Shapss Martin & Company LLP

                                                     CERTIFIED PUBLIC ACCOUNANTS

New York, New York
December 22, 2005